AGL Resources

Pivotal and Jefferson Island Storage and Hub Update

March 18, 2005

Jefferson Island Storage and Hub

- Salt-cavern storage 10 miles northeast of Henry Hub; working gas capacity of 6.9 Bcf
- Facility was accretive to earnings from day one -- $3 million EBIT contribution in 2004
- Expanding inventory cycle from 10- to 12-turn; capital cost $9 million
- Evaluating economics of leaching third cavern; would add a minimum 5 Bcf additional working gas capacity. Leeching process could take up to 18 months (2007/2008).
- Successfully subscribed 60% of former AEP capacity; currently marketing the balance
- Expect to be fully subscribed for the 2005-2006 winter season
- Strategically located asset – Gulf Coast proximity and pipeline interconnections put us clearly in the middle of LNG infrastructure expansion plans



Transcontinental Gas Pipeline Corp
Southern Natural Gas Co
Southern Natural Gas Co (SGNG)
IN
KY
WV
VA
NC
TN
OK
AR
SC
MS
AL
GA
Henry Hub
TX
LA
FL
JISH
Gulf of Mexico

AGL Resources, Mapping Services, July 2004

Meters and Interconnects


LEGEND
Bi-Directional Meter
Receipt Only
Compressor Station
Pipeline Header
200,000
Cross Tex (LIG)
Texas Gas
Columbia Gulf
Tennessee
Jefferson Island
Storage and Hub
AGL Resources
Lake Piegneur
Erath
Delcambre
Sea Robin
Southern Natural (Future)
Trunkline (Future)
Sabine, Gulf South, NGPL
Henry Hub
ChevronTexaco

Jefferson Island Expansion and Automation





Purpose: Expand inventory cycles from 10 to 12 turns per year, including automation of existing compression and metering facilities

Additional Horsepower: 8,000 HP

Incremental Injection Capacity: 120 MMcfd

Total Injection Capacity: 360 MMcfd

Project Costs: $9.0 million

Projected Completion: September 30, 2005